Exhibit 31.1

CERTIFICATIONS

I, J. Bruce Lancaster, certify that:

1.	I have reviewed this Annual Report on Form 10-K-A of O.I. Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2009	/s/ J. Bruce Lancaster
J. Bruce Lancaster,
Chief Executive Officer and Chief Financial Officer
(Principal Executive and Financial Officer)